UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2010, the board of directors of CIBER, Inc. (“CIBER”) announced a leadership succession to further enhance the company’s position in the market as business conditions continue to improve globally. Peter H. Cheesbrough, executive vice president and chief financial officer, has been named interim president and chief executive officer, effective immediately. He succeeds Mac J. Slingerlend, who has retired as president, chief executive officer and director and has been named to the honorary position of “president emeritus.”  Mr. Slingerlend has agreed to be available as a consultant to the company during the transition.  The board has established a search committee and has retained an internationally recognized executive search firm, Heidrick & Struggles, to identify Mr. Slingerlend’s permanent successor.

In addition, CIBER announced that Paul A. Jacobs, who has served on the board since 2005, has been named non-executive chairman of the board.  He succeeds CIBER founder Bobby G. Stevenson as the non-executive chairman of the board. Mr. Stevenson remains a director and will stand for re-election to the board at its Annual Meeting of Shareholders on June 2, 2010.

Mr. Cheesbrough, 58, has served as CIBER’s Executive Vice President and Chief Financial Officer since October 2007, and has served as a member of CIBER’s board of directors since 2002.  Prior to becoming CIBER’s Executive Vice President and Chief Financial Officer, Mr. Cheesbrough served as Chief Financial Officer and then Vice President and General Manager of Navigant Biotechnologies, a Denver-based firm that develops techniques to improve the safety of the nation’s blood supply.  Before joining Navigant Biotechnologies, Mr. Cheesbrough held several financial positions in the Denver area.  From 1983 to 1999, Mr. Cheesbrough held senior management positions at Echo Bay Mines Ltd., most recently as Senior Vice President of Finance and Chief Financial Officer.  Mr. Cheesbrough was born in England, and began his career as a Chartered Accountant at Coopers & Lybrand (later PricewaterhouseCoopers), moving with that company to Canada.  Mr. Cheesbrough is a member of the Canadian Institute of Chartered Accountants, the Institute of Chartered Accountants in England and Wales, and a member of Financial Executives International.  He has also served on the board of directors for Health Grades, Inc. (NYSE: HGRD), a Golden, Colorado-based company that helps consumers conduct research on physicians, hospitals and nursing homes.

To the extent not disclosed herein, the information required by Item 5.02 of Form 8-K regarding material plans, contracts or arrangements to which the persons named herein may become a party has not yet been determined.  CIBER will amend this current report on Form 8-K when these arrangements have been determined.

The press release announcing CIBER’s leadership succession is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.  Results of Operations and Financial Conditions.

The April 12, 2010, CIBER press release attached hereto as Exhibit 99.1 and incorporated herein by reference affirms CIBER’s first quarter earnings and revenue guidance that was previously disclosed on February 22, 2010.

Item 9.01(d).  Exhibits.

(d)           Exhibits.

99.1                           Press Release dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: April 12, 2010	By:	/s/ PETER H. CHEESBROUGH
	Name:	Peter H. Cheesbrough
	Title:	Chief Financial Officer, Executive Vice President and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 12, 2010.